EXHIBIT 99.1

RESIGNATION LETTER

February 5, 2016

Board of Directors
Ms. Lianyun Han, Chairperson, President & CEO
Ms. Gao Shan, Secretary
Nutrastar International Inc.
4/F Yushan Plaza, 51 Yushan Road
Nangang District, Harbin, China 150080

Re:	Resignation

Dear Board Members, Ms. Han and Ms. Gao:

This letter confirms that I hereby resign as a director, Chief Financial Officer and Treasurer of Nutrastar International Inc. (the “Company”), effective February 19, 2016. The resignation is due to the Company CEO’s refusal to: (i) allow the Company’s other officers and the directors access to its assets in China in order to fulfill certain payment obligations for third party service providers and compensation and expense reimbursement that are legally due; and (ii) communicate directly with the Company’s directors, officers and legal counsel. Please see the current report on Form 8-K filed by the Company on February 3, 2016 for more information.

Sincerely,

/s/ Robert Tick
Robert Tick

cc:	Accretive Capital Partners, LLC
Crowe Horwath (Hong Kong) CPA Limited Pillsbury Winthrop Shaw Pittman LLP